UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

FORZA INNOVATIONS INC.

(Name of Registrant As Specified In Charter)

______________________________

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

1

FORZA INNOVATIONS INC.

406 9th Avenue, Suite #210

San Diego, CA 92101

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on April 12, 2023, of shares of the Class A Common Stock with voting power of Forza Innovations Inc., a Wyoming corporation (the “Company”), that one shareholder holding 98.77% of our voting power as of the Record Date has giving written consent as of April 12, 2023, to ratify the following:

1.	To amend the Company’s Articles of Incorporation to affect a 1 for 1,000 reverse stock split of the Company’s outstanding common stock (the “Reverse Split”).

These actions were ratified on April 12, 2023, by one shareholder who holds a majority of the Company’s voting power. We anticipate an effective date of May 15, 2023, or as soon thereafter as practicable in accordance applicable law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the Reverse Split described above before they take place in accordance with Rule 14C of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about April 24, 2023.

Please feel free to call us at (619) 324-7388 should you have any questions on the enclosed Information Statement.

Date: April 24, 2023	For the Board of Directors of FORZA INNOVATIONS INC.

	By:	/s/ Johnny Forzani
Johnny Forzani
Chief Executive Officer and Director

2

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

FORZA INNOVATIONS INC.

406 9th Avenue, Suite #210

San Diego, CA 92101

INFORMATION STATEMENT

April 24, 2023

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of Forza Innovations Inc., a Wyoming Corporation (the “Company”), to notify such Stockholders that on or about April 12, 2023, the Company received written consents in lieu of a meeting of Stockholders from one holder of 270,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Preferred Stock, representing 98.77% of the our total 1,241,215,859 issued and outstanding shares of voting stock of the Company (the “Majority Stockholder”) to affect a 1 for 1,000 reverse split of the Company’s outstanding common stock (the “Reverse Split”). Accordingly, your consent is not required and is not being solicited in connection with the approval.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Wyoming, the Reverse Split taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The Reverse Split will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

3

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholder, on April 12, 2023, the Company had 1,241,215,859 shares of Class A Common Stock issued and outstanding, and there were 10,000,000 shares of Class B preferred stock issued and outstanding.

On April 12, 2023, the holder of 270,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Preferred Stock, representing 98.77% of our total 1,241,215,859 issued and outstanding shares of voting stock of the Company executed and delivered to the Company a written consent approving the Reverse Split. As the Reverse Split was ratified by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The Wyoming Business Corporations Act provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the actions so taken, are signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

4

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Wyoming Business Corporations Act, a vote by the holders of at least a majority of the voting shares is required to effect the actions described herein.  As of the Record Date, the Company had 1,241,215,859 common shares issued and outstanding and entitled to vote. The consenting Majority Stockholder is the record and beneficial owners of a total of 270,000,000 shares of the Company’s Class A Common Stock and 10,000,000 shares of Class B Preferred Stock, which represents 98.77% of the total number of voting shares. The consenting Majority Stockholder voted in favor of the Reverse Split described herein in a written consent, dated April 12, 2023. No consideration was paid for the consent. The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Voting Power (1)
Johnny Forzani (2) 406 9th Avenue, Suite #210 San Diego, CA 92101	270,000,000 Class A Common, 10,000,000 Class B Preferred	98.77%

1.	Percentage of voting power is based on 1,241,215,859 shares of Class A Common Stock and 10,000,000 shares of Class B Preferred Stock, issued and outstanding as of April 12, 2023. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.
2.	Johnny Forzani, is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director.

5

ACTION: TO AFFECT A 1 FOR 1,000 REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK (THE “REVERSE SPLIT”)

The Company’s Board of Directors, subject to receiving the approval of one holder of a majority of our outstanding capital stock, approved a resolution to effectuate a 1 for 1,000 reverse stock split. Under this reverse stock split each 1,000 shares of our Common Stock will be automatically converted into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of fractional shares. The effective date of the reverse stock split will be May 15, 2023, or soon thereafter.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose And Material Effects Of The Reverse Stock Split

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. As a result, the Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $1.00 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $5.00. If an individual investor owned 10,000 shares of that company before the split at $1.00 per share, he will own 2,000 shares at $5.00 after the split. In either case, his stock will be worth $10,000. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive for potential business. There is no assurance that that company's stock will rise in price after a reverse split or that a will attract more potential business.

We believe that the reverse stock split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 1,241,215,859 shares of Common Stock as of April 12, 2023 to approximately 1,241,216 shares (depending on the number of fractional shares that are issued or cancelled). The Reverse Stock Split will affect the shares of common stock outstanding and will have no effect on the Company’s Preferred Shares.

6

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own fewer numbers of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by 1,000. While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management. The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to attract potential investors and conduct a financing transaction.

7

Neither the Company’s charter nor its by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board of Directors, subject to receiving the approval of one holder of a majority of our outstanding capital stock, approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Plans, Proposals Or Arrangements To Issue Newly Available Shares Of Common Stock

The main purpose of completing this Reverse Stock Split is to increase the market price of our shares in order to generate interest in the Company among investors and other business opportunities. The Company has not entered into any agreements whereby it has agreed to issue any shares or enter into any business opportunities.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Summary Of Reverse Stock Split

Below is a brief summary of the reverse stock split:

•	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 1,000 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.
•	Stockholders of record of the Common Stock as of April 12, 2023 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 1,000 pre-split shares outstanding.
•	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 1,241,215,859 shall be consolidated to a total of approximately 1,241,216 issued and outstanding shares (depending on the number of fractional shares that are be issued or cancelled).

This action has been approved by the Board and the written consent of the holders of the majority of the outstanding voting capital stock of the Company.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about April 24, 2023 to all Stockholders of record as of the Record Date.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Class A Common Stock owned on April 12, 2023, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Class A Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Johnny Forzani (3) 406 9th Avenue, Suite #210 San Diego, CA 92101	270,000,000	21.75%
Tom Forzani (4) 406 9th Avenue, Suite #210 San Diego, CA 92101	0	0%
Geoff Stanbury (5) 406 9th Avenue, Suite #210 San Diego, CA 92101	0	0%
All Directors And Officers As A Group	270,000,000	21.75%

1.	The person named in this table has sole voting and investment power with respect to all shares of Class A Common Stock reflected as beneficially owned.
2.	Based on 1,241,215,859 shares of Class A Common Stock outstanding as of April 12, 2023.
3.	Johnny Forzani is our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a Director.
4.	Tom Forzani is a Director.
5.	Geoff Stanbury is a Director.

9

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Wyoming Business Corporations Act, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Split shall not be effective until a date at least 20 days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the Reverse Split contemplated hereby will be effected on or about the close of business on May 15, 2023.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Class A Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 12, 2023, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Split will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about April 24, 2023 to all Stockholders of record as of the Record Date.

10

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Reverse Split.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: April 24, 2023	For the Board of Directors of FORZA INNOVATIONS INC.

	By:	/s/ Johnny Forzani
Johnny Forzani
Chief Executive Officer and Director

11